UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1618 Station Street Vancouver, BC, Canada V6A 1B6

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (604) 221-7676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Fifth Agreement to Amend the Floating Rate Note Support Agreement

On February 7, 2011, Angiotech Pharmaceuticals, Inc. (“Angiotech” or the “Company”), certain of its subsidiaries and holders of approximately 54% of the principal amount outstanding of the Company’s existing Senior Floating Rate Notes due 2013 (the “Existing Floating Rate Notes”) entered into the Fifth Agreement to Amend the Floating Rate Note Support Agreement (the “Fifth FRN Extension Agreement”). The Fifth FRN Extension Agreement extends a deadline outlined in the previously announced Floating Rate Note Support Agreement among Angiotech and the holders of Existing Floating Rate Notes party thereto, dated as of October 29, 2010 (as amended, the “FRN Support Agreement”). The Fifth FRN Extension Agreement extends to February 10, 2011 the deadline by which Angiotech must commence an offer to exchange its Existing Floating Rate Notes for new floating rate notes (the “New Floating Rate Notes”) (such offer, as more particularly described in the FRN Support Agreement, the “FRN Exchange Offer”).

As previously announced, the FRN Exchange Offer will be open to all qualifying holders of the Existing Floating Rate Notes. New Floating Rate Notes will be secured by second-priority liens over the assets, property and undertakings of the Company and certain of its subsidiaries and will otherwise be issued on substantially similar terms as the Existing Floating Rate Notes, other than amendments to certain covenants in respect of the incurrence of additional indebtedness and the definitions of permitted liens and change of control.

The above description of the Fifth FRN Extension Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Fifth FRN Extension Agreement or the FRN Support Agreement. The above description of the Fifth FRN Extension Agreement is qualified in its entirety by reference to the Fifth FRN Extension Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The above description of the FRN Support Agreement is qualified in its entirety by reference to the FRN Support Agreement, a copy of which is attached as Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on November 2, 2010. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Fifth Agreement to Amend the Recapitalization Support Agreement

On February 7, 2011, the Company and certain of its subsidiaries entered into the Fifth Agreement to Amend the Recapitalization Support Agreement (the “Fifth Extension Agreement”) with the holders of approximately 78% of the principal amount outstanding of its 7.75% Senior Subordinated Notes due 2014 (the “Subordinated Notes”). The Fifth Extension Agreement extends certain deadlines outlined in the previously announced Recapitalization Support Agreement among Angiotech and the holders of Subordinated Notes party thereto, dated as of October 29, 2010 (as amended, the “Support Agreement”). Under the Fifth Extension Agreement, the deadline by which the Company must commence the FRN Exchange Offer has been extended to February 10, 2011.

The above description of the Fifth Extension Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Fifth Extension Agreement or the Support Agreement. The above description of the Fifth Extension Agreement is qualified in its entirety by reference to the Fifth Extension Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The above description of the Support Agreement is qualified in its entirety by reference to the Support Agreement, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 2, 2010. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

DIP Credit Agreement

On January 28, 2011 (the “Filing Date”), Angiotech and certain of its subsidiaries (each, “the Debtors”) voluntarily commenced proceedings under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA” and such proceedings, the “CCAA Proceedings”), obtaining an Initial Order from the Supreme Court of British Columbia (the “Canadian Court”) in In re Angiotech Pharmaceuticals, Inc., et al., Case No. S-110587 (Can. B.C. 2011). In connection with the CCAA Proceedings, the Debtors each also filed a voluntary petition under chapter 15 of title 11 of the United States Code (the “Code”) on January 30, 2011 (the “Chapter 15 Cases” and together with the CCAA Proceedings, the “Proceedings”) in the United States Bankruptcy Court for the District of Delaware (the “U.S. Court”) in In re Angiotech Pharmaceuticals, Inc., et al., Case No. 11-10269 (KG) (Bankr. D. Del. 2011). The purpose of the Chapter 15 Cases is to obtain recognition and enforcement in the United States of certain relief granted in the CCAA Proceedings (the “Recognition Order”), and to obtain U.S. Court assistance to the Canadian Court in effectuating a proposed recapitalization of the Company. The Debtors entered into the DIP Credit Agreement described below in connection with the Proceedings.

On February 7, 2011, the Company, each of its Debtor subsidiaries listed as a “Debtor-in-Possession Borrower” on the signature pages thereto, each as a debtor and a debtor-in-possession (“DIP Borrowers”), and each of its Debtor subsidiaries listed as a “Debtor-in-Possession Guarantor” on the signature pages thereto, each as a debtor and a debtor-in-possession (together with the Company, collectively, “DIP Guarantors” and the DIP Guarantors together with the DIP Borrowers, , “DIP Loan Parties”), the lenders identified on the signature pages thereto (the “DIP Lenders”) and Wells Fargo Capital Finance, LLC, as administrative agent for the DIP Lenders (in such capacity, “DIP Agent”), entered into a debtor-in-possession credit agreement (“DIP Credit Agreement”). The DIP Credit Agreement provides for the DIP Lenders to make revolving credit loans and provide letters of credit (in each case subject to borrowing base availability and certain reserves, as discussed below) in an aggregate principal amount (including the face amount of any letters of credit) of up to $28.0 million, which will become available to the Company upon entry of the Recognition Order.

Borrowings under the DIP Credit Agreement are subject to a borrowing base, which is a formula based on certain eligible inventory, accounts receivable and certain other assets of the Debtors, minus certain reserves. In addition, availability under the DIP Credit Agreement is reduced by (a) the outstanding amount under the Company’s prepetition Credit Agreement, dated as of February 27, 2009 (as amended, “Pre-Petition Credit Agreement”), among the Company, certain of its subsidiaries, the lenders parties thereto and WFCF, as administrative agent for such lenders, (b) certain reserves pertaining to the CCAA Proceedings and (c) other reserves imposed in the permitted discretion of the DIP Agent. The proceeds of the DIP Credit Agreement may only be used in accordance with the weekly budget provided to the DIP Lenders from time to time in connection therewith to pay transactional fees costs and expenses incurred in connection with the DIP Credit Agreement and to fund working capital and capital expenditures. The proceeds may not be used to pay any debt outstanding prior to the Filing Date.

Borrowings and other outstanding amounts under the DIP Credit Agreement are secured by a lien on all of the Debtors’ assets, which lien is prior to all other liens on the Debtors’ assets, are made available to the DIP Borrowers and are irrevocably and unconditionally guaranteed by the DIP Guarantors.

As a condition to borrowing under the DIP Credit Agreement the Debtors must have control agreements in place over a substantial portion of their deposit accounts. These control agreements instruct the banks to, on a daily basis, sweep the money from the deposit accounts into the account of the Lender for application to the Debtors’ obligations under the Pre-Petition Credit Agreement until such time as all such obligations have been satisfied

The principal amount of the loans outstanding under the DIP Credit Agreement, plus interest accrued and unpaid thereon, and all other outstanding amounts thereunder will be due and payable in full at maturity, which is the earlier of (a) June 30, 2011 and (b) the date of implementation of a plan of compromise and arrangement in the CCAA Proceedings that has been sanctioned by an order of the Canadian Court and recognized by a recognition order of the U.S. Court, (c) the date immediately preceding the date on which any distributions under any plan of compromise and arrangement in the CCAA Proceedings commence, (d) the date of a sale of substantially all of the assets of the DIP Loan Parties (which may take the form of an asset sale, stock sale or otherwise as approved by DIP Agent and DIP Lenders), (e) the date that is 28 days after the Filing Date, if the Recognition Order has not been entered by the U.S. Court, and (f) such earlier date as is specified in accordance with the terms of the DIP Credit Agreement.

Borrowings under the DIP Credit Agreement bear interest at a rate equal to, at the DIP Borrowers’ option, either (a) a base rate plus either 3.25% or 3.50%, depending on the average excess availability the DIP Borrowers have under the DIP Credit Agreement on the date of determination or (b) LIBOR (for period a of one, two or three months, but in no event to be less than 2.25%) plus either 3.50% or 3.75%, depending on the average excess availability the DIP Borrowers have under the DIP Credit Agreement on the date of determination. If the DIP Borrowers default on their obligations under the DIP Credit Agreement, the DIP Lenders may choose to implement a default rate of an additional 2% above the already applicable interest rate. In addition to interest, the DIP Borrowers are also required to pay an unused line fee of 0.5% per annum in respect to the unutilized commitments. The DIP Borrowers also paid a closing fee on February 7th and are obligation to pay certain agency fees and letter of credit fees if one is issued.

In addition, the DIP Credit Agreement contains certain restrictive covenants pertaining to operations and the maintenance of minimum levels of adjusted earnings before interest, taxes, depreciation and amortization and fixed charge coverage ratios. In addition to certain customary events of default, the DIP Credit Agreement includes events of default related to the progress of the Proceedings.

The above description of the DIP Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the DIP Credit Agreement. The above description of the DIP Credit Agreement is qualified in its entirety by reference to the DIP Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Item 8.01. Other Events.

On February 9, 2011, the Company issued a press release announcing its entry into the Fifth FRN Extension Agreement and the Fifth Extension Agreement described in Item 1.01. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Fifth Agreement to Amend the Floating Rate Note Support Agreement, dated February 7, 2011, among Angiotech Pharmaceuticals, Inc., certain of its subsidiaries and the holders of senior floating rate notes signatory thereto.

10.2	Fifth Agreement to Amend the Recapitalization Support Agreement, dated February 7, 2011, among Angiotech Pharmaceuticals, Inc., certain of its subsidiaries and the holders of senior subordinated notes signatory thereto.

10.3	Credit Agreement, dated as of February 7, 2011, among Angiotech Pharmaceuticals, Inc., certain of its subsidiaries, the lenders signatory thereto and Wells Fargo Capital Finance, LLC, as arranger and administrative agent.

99.1	Press Release, dated February 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angiotech Pharmaceuticals, Inc.
(Registrant)

Dated: February 10, 2011	By:	/s/ K. Thomas Bailey
	Name:	K. Thomas Bailey
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fifth Agreement to Amend the Floating Rate Note Support Agreement, dated February 7, 2011, among Angiotech Pharmaceuticals, Inc., certain of its subsidiaries and the holders of senior floating rate notes signatory thereto.

10.2	Fifth Agreement to Amend the Recapitalization Support Agreement, dated February 7, 2011, among Angiotech Pharmaceuticals, Inc., certain of its subsidiaries and the holders of senior subordinated notes signatory thereto.

10.3	Credit Agreement, dated as of February 7, 2011, among Angiotech Pharmaceuticals, Inc., certain of its subsidiaries, the lenders signatory thereto and Wells Fargo Capital Finance, LLC, as arranger and administrative agent.

99.1	Press Release, dated February 9, 2011.